   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 1998
                                                REGISTRATION NO. 333-

==============================================================================

                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER

                          THE SECURITIES ACT OF 1933

                         COMPUTER LEARNING CENTERS, INC.
                         -------------------------------
            (Exact name of registrant as specified in its charter)

         DELAWARE                                              36-3501869
------------------------------                         -----------------------
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

      11350 RANDOM HILLS ROAD, SUITE 240, FAIRFAX, VIRGINIA           22030
      -----------------------------------------------------           -----
             (Address of Principal Executive Offices)              (Zip Code)

                            1998 STOCK INCENTIVE PLAN
                            -------------------------
                            (Full Title of the Plan)

                               CHARLES L. COSGROVE
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                         COMPUTER LEARNING CENTERS, INC.
                       11350 RANDOM HILLS ROAD, SUITE 240
                             FAIRFAX, VIRGINIA 22030
                             -----------------------
                     (Name and Address of Agent For Service)

                                 (703) 359-9333
                                 --------------
          (Telephone Number, Including Area Code, of Agent for Service)

                       CALCULATION OF REGISTRATION FEE
                       -------------------------------
                         PROPOSED    PROPOSED
TITLE OF                 MAXIMUM     MAXIMUM
SECURITIES   AMOUNT TO   OFFERING    AGGREGATE   AMOUNT OF
TO BE        BE          PRICE PER   OFFERING    REGISTRATION
REGISTERED   REGISTERED  SHARE       PRICE       FEE
----------   ----------  -----       -----       ---
Common       1,000,000   6.109375    6,109,375   1,851.33
Stock, $.01  shares (1)  (2)         (2)         (2)
par value


 (1) Representing shares of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), to be issued by the Registrant in connection with the 1998 Stock Incentive Plan. This Registration Statement also covers such indeterminate number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on December 17, 1998.

==============================================================================

PART I.     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1998 Stock Incentive Plan of Computer Learning Centers, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

      (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the latest fiscal year for which such statements have been filed.

            (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

            (c) The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 ("Section 145") of the Delaware General Corporation Law, as amended, provides a detailed statutory framework covering indemnification of officers and directors against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers. Section 145 generally provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for expenses, judgments, fines and amounts paid in settlement of such proceedings (other than a derivative suit), even if he



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

is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (iii) may be indemnified by the corporation for the expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under clause (iii) above, however, if the director or officer is adjudged liable for negligence or misconduct in the performance of his duties to the corporation, unless a corporation determines that, despite such adjudication, but in view of all the circumstances, he is entitled to indemnification. The indemnification described in clauses (ii) and (iii) above may be made only upon a determination that indemnification is proper because the applicable standard of conduct has been met. Such a determination may be made by a majority of a quorum of disinterested directors, independent legal counsel, the stockholders or a court of competent jurisdiction.

      The indemnification of directors and officers is provided for by Article SEVENTH of the Registrant's Second Amended and Restated Certificate of Incorporation which provides in substance that, to the fullest extent permitted by Delaware law as it now exists or as amended, each director and officer shall be indemnified against reasonable costs and expenses, including attorney's fees, and any liabilities which he may incur in connection with any action to which he may be made a party by reason of his being or having been a director or officer of the Registrant. The indemnification provided by the Registrant's Second Amended and Restated Certificate of Incorporation is not deemed exclusive of or intended in any way to limit any other rights to which any person seeking indemnification may be entitled.

      Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      Article NINTH of the Registrant's Second Amended and Restated Certificate of Incorporation provides for the elimination of personal liability of a director for breach of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

      The Exhibit Index immediately preceding the exhibits and the exhibits listed thereon are incorporated herein by reference.

ITEM 9.     UNDERTAKINGS.

      1.    The Registrant undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i)         To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;


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




                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and
                                    (ii) do not apply if the Registration
                                    Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                                    Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia, on the 23rd day of December, 1998.

                                          COMPUTER LEARNING CENTERS, INC.

                                          By:   /s/  REID R. BECHTLE
                                             -------------------------------
                                                Reid R. Bechtle
                                                Chief Executive Officer

                               POWER OF ATTORNEY

      We, the undersigned officers and directors of Computer Learning Centers, Inc., hereby severally constitute Reid R. Bechtle, Charles L. Cosgrove and David Sylvester, and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Computer Learning Centers, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      WITNESS our hands and common seal on the date set forth below.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                         TITLE                    DATE
       ---------                         -----                    ----

/s/  Reid R. Bechtle                Chief                 )   December 23, 1998
------------------------            Executive Officer     )
Reid R. Bechtle                     and Director          )
                                    (Principal Execu-     )
                                    tive Officer)         )


/s/  Charles L. Cosgrove            Vice President        )   December 23, 1998
------------------------            and Chief Fin-        )
Charles L. Cosgrove                 ancial Officer        )
                                    (Principal Finan-     )
                                    cial Officer)         )


/s/  Mark M. Nasser                 Controller (Prin-     )   December 23, 1998
------------------------            cipal Accounting      )
Mark M. Nasser                      Officer)              )


/s/  John L. Corse                  Director, President   )   December 23, 1998
------------------------            and Chief Operating
John L. Corse                       Officer


/s/  Harry H. Gaines                Director              )   December 23, 1998
------------------------
Harry H. Gaines                                           )


/s/  Ira D. Cohen                   Director              )   December 23, 1998
------------------------
Ira D. Cohen                                              )



/s/  Stephen P. Reynolds            Director              )   December 23, 1998
------------------------
Stephen P. Reynolds                                       )



/s/  Ralph W. Clark                 Director              )   December 23, 1998
------------------------
Ralph W. Clark                                            )

                                 EXHIBIT INDEX


Exhibit
Number                Description                   Page
------                -----------                   ----
4.1             Second Amended and Restated           *
                Certificate of Incorporation, as
                amended (incorporated  herein by
                reference to Exhibit 3.1 to the
                Registrant's report on Form 10-Q
                for the quarter ended July 31,
                1997)

4.2             Amended and Restated By-Laws of       *
                the Registrant (incorporated
                herein by reference to Exhibit
                3.4 to the Registrant's
                Registration Statement on Form
                S-1, as amended (File No.
                33-90716)(the "Form S-1"))


4.3             Specimen Certificate of Common        *
                Stock of the Registrant
                (incorporated herein by reference
                to Exhibit 4.1 to the Form S-1)

5               Opinion of Hale and Dorr LLP          8

23.1            Consent of Hale and Dorr LLP          8
                (included in Exhibit 5)

23.2            Consent of PricewaterhouseCoopers     9
                LLP

24.1            Power of Attorney (included in        5
                the signature pages of this
                Registration Statement)

99.1            1998 Stock Incentive Plan            10



* Incorporated herein by reference